UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 16, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2026 (the “Agreement Date”), Treasure Global Inc, a Delaware corporation (the “Company” or “TGL”), entered into a Shares Sale Agreement (the “Shares Sale Agreement”) with Tadaa Capital Sdn. Bhd. (the “Purchaser”), Chin Soo Mau (“CSM”), Heng Boon Ping (“HBP”), Seow Kok Leong (“SKL”) and Ting Liang Liang (“TLL,” and together with CSM, HBP and SKL, the “Vendors”). The Shares Sale Agreement provides for the Purchaser to acquire from the Vendors all of the issued and paid-up share capital of Platinum Recognition Sdn. Bhd. (the “PRSB,” referred to in the Shares Sale Agreement as the “Company”), a Malaysian company principally engaged in operating a budget hotel business and operating the tourist accommodation premises known as “De Elements Business Hotel Kuala Lumpur.”

Each Vendor is the legal and beneficial owner of 100,000 ordinary shares of PRSB, and the four Vendors collectively own all 400,000 issued and paid-up ordinary shares of PRSB (the “Sale Shares”). The Sale Shares represent 100% of PRSB’s issued and paid-up share capital and 100% of its voting rights. The transaction is expressly structured as one single composite transaction, rather than as separate or independent sales of the respective individual share capital blocks. The purchase price for the Sale Shares is Ringgit Malaysia Two Million Four Hundred Thousand Only (RM2,400,000.00) (the “Purchase Consideration”), with each Vendor entitled to 25% of the Purchase Consideration.

The Purchase Consideration is payable in two components. First, the Purchaser paid an earnest deposit of Ringgit Malaysia Seventy Two Thousand Only (RM72,000.00), equal to 3% of the Purchase Consideration, to the Vendors’ Solicitors before the Agreement Date. Upon execution of the Shares Sale Agreement, the Purchaser is required to pay a further Ringgit Malaysia One Hundred Sixty Eight Thousand Only (RM168,000.00), equal to 7% of the Purchase Consideration, to the Vendors’ Solicitors as stakeholders. These amounts together comprise the Deposit of Ringgit Malaysia Two Hundred Forty Thousand Only (RM240,000.00), equal to 10% of the Purchase Consideration, and may be released to the Vendors upon the execution of the Shares Sale Agreement and the Escrow Agreement and receipt of the required Stakeholding Deliverables.

The remaining Ringgit Malaysia Two Million One Hundred Sixty Thousand Only (RM2,160,000.00), equal to 90% of the Purchase Consideration (the “Balance Purchase Consideration”), is payable through the “Escrow Realisation Payment Scheme.” The Escrow Agreement is to be entered into concurrently with the Shares Sale Agreement. The Purchaser is required to cause the Escrow Agent to be allotted and issued, within five (5) Business Days from the “Unconditional Date,” such number of common stocks of TGL as is computed in accordance with the Escrow Agreement (the “Escrow Shares”). The Escrow Shares will be subject to a six-month restriction on trading from the date of allotment and issuance, after which they are to be disposed of under the Escrow Agreement and the sale proceeds applied toward the Balance Purchase Consideration. The “Escrow Realisation Period” begins on the Unconditional Date and ends eight (8) months later. The Purchaser remains primarily and absolutely liable to pay the Balance Purchase Consideration in full; any shortfall after the Escrow Realisation Period is payable within fourteen (14) Business Days after notice, with late payment interest at 8% per annum calculated daily. Disposal costs are to be borne by the Purchaser.

The sale and purchase is subject to the following Conditions Precedent, unless waived where applicable, on or before the “Long-Stop Date”: (i) the Escrow Agreement being entered into by the Vendors, the Purchaser and the Escrow Agent concurrently with the Shares Sale Agreement; and (ii) written confirmation from the Vendors that no Material Adverse Change in PRSB has occurred as of the Agreement Date. The Agreement defines the Long-Stop Date as September 30, 2026 or such other date as the Parties may mutually agree in writing. The Purchaser’s due diligence exercise was completed to its satisfaction on May 12, 2026 and is not an outstanding Condition Precedent. The Shares Sale Agreement becomes unconditional on the date the last Condition Precedent is fulfilled or waived. Completion occurs when the Purchaser is registered as proprietor of the Sale Shares and TLL, HBP and SKL cease to be directors of PRSB.

The Vendors provide representations, warranties and undertakings concerning their authority and capacity, ownership of the Sale Shares free of Encumbrances, PRSB’s incorporation and share capital, its accounts and financial condition, taxation, compliance with Applicable Laws, contracts, properties, assets, employees, insurance, intellectual property, information technology, anti-corruption and anti-money laundering matters, litigation and insolvency. The Vendors’ obligations, warranties, covenants and indemnities are generally given jointly and severally. The Vendors also undertake that, pending Completion, PRSB will continue to operate in the ordinary and usual course, subject to the restrictions in the Shares Sale Agreement.

The Vendors agree to indemnify and hold harmless the Purchaser and PRSB against Losses arising from misrepresentations, breaches of the Vendors’ Warranties and failures to perform the Vendors’ obligations. The indemnities include a Tax Indemnity for liabilities relating to transactions, income, profits or gains arising on or before Completion and specific indemnities concerning pre-Completion non-compliance with Applicable Laws, licences and permits, tax audits and disputes, and the tenancy and sub-tenancy of the Specific Property, including claims or enforcement arising from the Specific Sub-Tenancy. The indemnities are subject to the Fairly Disclosed matters and other exclusions, limitations and claim procedures in the Shares Sale Agreement.

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Events of default include a Material Adverse Change, material uncured breaches of warranties or other obligations, failure to deliver required Stakeholding Deliverables or Handover Deliverables, insolvency or bankruptcy events, failure to satisfy or waive a Condition Precedent by the Long-Stop Date, and failure to cooperate in disposing of the Escrow Shares after the Restricted Period. A Non-Defaulting Party may terminate the Shares Sale Agreement by written notice or seek specific performance. Depending on the default and the payment status, the termination provisions address release or refund of the Deposit, liquidated ascertained damages, and treatment of the Escrow Shares and any Escrow Sale Proceeds.

Other material terms include confidentiality and public-announcement restrictions, an exclusivity period running from the Agreement Date until the Long-Stop Date, and non-competition restrictions applicable to the Vendors for the period beginning on the day after the Completion Date and ending on the fifth anniversary of the Completion Date in the Federal Territory of Kuala Lumpur and the State of Selangor. The Shares Sale Agreement is governed by the laws of Malaysia. Disputes are subject to good-faith negotiations for ten (10) Business Days after a Dispute Notice and may thereafter be referred to the Courts of Malaysia.

The foregoing description of the Shares Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shares Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Pursuant to the Shares Sale Agreement, the Purchaser is required to cause the Escrow Agent to be allotted and issued such number of common stocks of TGL as is computed in accordance with the Escrow Agreement. The Escrow Shares are to be issued to the Escrow Agent as part of the Escrow Realisation Payment Scheme, will be subject to a six-month restriction on trading from the date of allotment and issuance, and will be disposed of after the Restricted Period with the Escrow Sale Proceeds applied toward the Balance Purchase Consideration.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Form of Shares Sale Agreement dated October 16, 2026, by and among Tadaa Capital Sdn. Bhd., Chin Soo Mau, Heng Boon Ping, Seow Kok Leong and Ting Liang Liang
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2026	TREASURE GLOBAL INC.

	By:	/s/ Pusparajan a/l Vadiveloo
	Name:	Pusparajan a/l Vadiveloo
	Title:	Chief Financial Officer

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